FORBEARANCE AGREEMENT

     THIS FORBEARANCE AGREEMENT (the "Agreement") is made and entered into as of the first day of February, 1997, by and between Summit Tax Exempt L. P. II, a Delaware limited partnership ("Summit") An Cedar Pointe Properties, Ltd., a Georgia limited partnership ("Borrower").



                                    RECITALS:


     A. Borrower is the developer and owner of a multifamily rental housing development known as Cedar Pointe Apartments located in Davidson County, Tennessee (the "Project").

     B. The cost of acquiring, constructing, improving and equipping the Project was financed by The Industrial Development Board Of The Metropolitan Government of Nashville and Davidson County (the "Issuer") by the issuance of its Multifamily Housing Revenue Refunding Bonds (Cedar Pointe Project) Series 1987 (the "Bonds"), in the principal amount of $9,500,000, by Resolution adopted March 10, 1987.

     C. The terms of the Bonds, the security therefore, the rights and remedies of the holders thereof, and various other matters in connection therewith were prescribed pursuant to a Trust Indenture dated as of April 1, 1987 (the "Indenture"), between the Issuer and First American National Bartok of Nashville, as Trustee (the "Trustee").

     D. The Bonds were issued and sold on April 22, 1987 to Summit, which continues to own all of the outstanding Bonds.

     E. Proceeds of the Bonds were used to provide funds to make a mortgage loan in the principal amount of $9,500,000 (the "Mortgage Loan") pursuant to a Loan Agreement between the Borrower and the Issuer (the "Loan Agreement"). The Mortgage Loan is evidenced by a promissory note (the "Note") and is secured by a Building Loan Deed of Trust and Security Agreement (the "Mortgage").

     F. The Project was completed and has been owned and operated continuously by Borrower.

     G. As of December 1, 1996, the Borrower had failed to pay certain amounts of Base Interest (as defined in the Indenture) on the Note when due on October 15 and November 15, 1996, each of which occurrences constitute an Event of Default pursuant to the Indenture and Loan Agreement (the "Designated Default").

     H. Upon the occurrence of an uncured Event of Default, the "Acting Party" (as defined in the Indenture) may elect to pursue one or more remedies as provided in Article VII of the Indenture, Article X of the Loan Agreement, and Article Six of the Mortgage (hereinafter collectively referred to as the "Remedies Provisions"), including, but not limited to, the right to repossession and sale of the Project under the Mortgage.

     I. Pursuant to Section 7.02 of the Indenture, Summit, as the owner of all the Bonds, is the designated "Acting Party" with the sole authority to take action in respect of an Event of Default.

     J. Whitney Cedar, LLC, is a recently formed Tennessee limited liability company ("Whitney").

     K. Borrower and Whitney have negotiated a contingent agreement (the "Purchase Agreement") whereby Whitney will be admitted as the Managing General Partner of Borrower, with Whitney to own a forty-nine percent (49%) interest in the partnership in consideration of a $450,000 capital contribution (the "Capital Contribution") to be utilized for, among other expenses, the partial payment of past-due interest on the Note, substantial repairs to the Project's apartment units, and funding of an escrow account to pay real property taxes due in 1997.

     L. Accordingly, contingent on consummation of the Purchase Agreement between Borrower and Whitney and Borrower's receipt of the Capital Contribution to be disbursed as agreed therein, Borrower has requested that Summit, in its capacity as Acting Party, enter into an interim agreement to forbear from enforcing its remedies under the Remedies Provisions with respect to the Designated Default, which interim agreement shall not supersede, amend or supplement the Indenture or Loan Agreement.

     M. In addition, Borrower has requested that Summit agree to forbear from enforcing its remedies under the Remedies Provisions upon the future occurrence of defaults for the non-payment of certain portions of Base Interest when due, pending issuance of a Supplemental Indenture by the Issuer and amendment of the Loan Documents (as defined in the Loan Agreement) to reflect modifications to the interest rates payable on the Bonds, extension of the maturity date of the Bonds, modification of the dates applicable to redemption of the Bonds prior thereto and other matters related thereto.

     N. Summit, conditioned on consummation of the Purchase Agreement between Borrower and Whitney and disbursement of the Capital Contribution on terms acceptable to Summit, is willing to forbear from exercising its remedies under the Remedies Provisions, and to consent to the issuance of a Supplemental Indenture and amendment of the Loan Documents, on the terms and conditions set forth herein.


     NOW, THEREFORE, in consideration of the Recitals and of the mutual promises and covenants contained herein, Summit and Borrower agree as follows:


1. Recitals.

     The foregoing Recitals are hereby incorporated herein and made a part hereof.


2. Term.

     This Agreement shall commence and be effective as of the Closing Date, and shall continue in full force and effect until the occurrence of a Forbearance Termination Event (the "Forbearance Period"). For purposes of this Agreement:

     (a) The "Closing Date" shall mean the date on which Whitney is admitted to and made Managing General Partner of the Borrower; and

     (b) a "Forbearance Termination Event" shall mean the occurrence of any one or more of the following events which is not cured within applicable notice and cure periods, if any:

          (1) The Borrower's failure to provide for disbursement of the Capital Contribution on the terms set forth in Section 4 herein, within ten
          (10) days after the Closing Date;

          (2) The Issuance of a Supplemental Indenture in accordance with the provisions of Article IX of the Indenture, and amendment of the Loan Documents to incorporate the proposed modifications, terms and conditions set forth in this Agreement (collectively, the "Bond Restructuring");

          (3) The failure or inability of the parties to accomplish the Bond Restructuring for any reason whatsoever, on or before June 15, 1997;

          (4) Borrower's commitment of a material default or breach of any material representation, warranty or covenant under this Agreement, the Indenture or the Loan Documents; or

          (5) Borrower's failure, during the Forbearance Period, to make all required payments of Base Interest, Operating Expenses, and deposits to the Replacement Reserve Fund, in accordance with the terms and conditions of Section 5 hereof.


3. Agreement to Forbear.

     During the Forbearance Period, Summit will forbear in the exercise of its rights and remedies under the Indenture and Loan Documents with respect to the Designated Default and any Deferred Defaults (as defined in Section 5 hereof). Without limiting the generality of the foregoing, during the Forbearance Period and so long as no Forbearance Termination Event occurs and continues, Summit will not (i) accelerate the maturity of the Loan or the Bond or initiate proceedings for the collection of the Mortgage Loan or the Bond; (ii) file or join in filing any involuntary petition in bankruptcy with respect to Borrower, or otherwise initiate or participate in similar insolvency, reorganization, or moratorium proceedings for the benefit of creditors of Borrower; (iii) repossess or sell, through judicial proceedings or otherwise, the Project; or (iv) exercise any other of its rights pursuant to the Remedies Provisions.

     Notwithstanding anything herein to the contrary, Summit's agreement to forbear as set forth in this Section 3 pertains only to the Designated Default and any Deferred Defaults described in Section 5 hereof.

4. Use of Proceeds of Capital Contribution.

     It is a condition of this Agreement that Whitney's Capital Contribution to the Borrower in the amount of $450,000 be utilized for the payment of Project and related expenses and obligations in the approximate amounts set forth in Exhibit A, affixed hereto and made a part hereof, subject to the following:

     (a) The sum of $150,000 for "repairs" shall be delivered to Summit, to be held in an interest-bearing repair escrow account (the "Repair Escrow Account"). Summit and Borrower agree that the upgrades and repairs designated in Exhibit B (the "Designated Repairs"), affixed hereto and made a part hereof, shall be performed and completed as quickly as is feasible, and Summit shall pay the reasonable costs thereof from the Repair Escrow Account. Any amounts remaining in the Repair Escrow Account after the payment of all costs and expenses incurred in connection with the Designated Repairs shall be held therein, and shall be used for future upgrades and repairs to be performed with the prior written consent of Summit, through December 31, 1999. The Repair Escrow Account shall be closed as of January 1, 2000, and any amounts remaining therein less any amounts required to be held for the payment of agreed upgrades and repairs not completed or invoiced as of December 31, 1999, shall be paid to Summit as a Repair Escrow Account Service Fee.

     (b) The amount of $40,000 budgeted for legal expenses includes an estimate and allocation of $10,000 to cover Whitney's organizational expenses, amendment of Borrower's partnership agreement, and related costs and expenses incurred by Borrower and/or Whitney in connection therewith ("Borrower's Legal Expenses"). In the event that Borrower's Legal Expenses are less than $10,000, the remainder shall be used to supplement the $30,000 budget for legal costs and expenses incurred in connection with this Agreement, preparation of the Supplement Indenture and amendment of the Loan Documents as contemplated herein (the "Forbearance and Bond Restructuring Legal Expenses").

     In the event that Borrower's Legal Expenses exceed $10,000, Borrower shall be responsible for the payment of such excess.

     In the event that the Forbearance and Bond Restructuring Legal Expenses exceed the amount available for payment as provided herein, Summit shall be responsible for the payment of such excess.

     (c) Any amounts remaining unused after the payment of all line item expenses and escrow deposits set forth in Exhibit A, with the exception of amounts designated to fund the Repair Escrow Account described in subsection 4(a) above, may be used, with the prior written consent of Summit, (i) for other Project costs and expenses now or hereafter incurred, or (ii) to supplement the Repair Escrow Account.


5. Payment of Interest and Operating Expenses During the Forbearance Period.

     (a) Borrower, within ten (10) days following the Closing Date, will make a payment in the amount of $104,765 to be applied as a partial payment of Base Interest (as defined in the Indenture) for the period September 16 - November 15, 1996.

     (b) The parties acknowledge and agree that (i) on or about December 16, 1996, Borrower made a payment in the amount of $63,333.33 which was applied to Base Interest for the period November 16 - December 15, 1996, and (ii) on or about January 16, 1997, Borrower made a payment in the amount of $57,263.89 which was applied to Base Interest for the period December 16 - January 15, 1997.

     (c) Commencing February 15,1997, and on the 15th day of each and every month thereafter during the Forbearance Period, Borrower will make minimum monthly partial payments of Base Interest consisting of:

          (1) an amount calculated as though such payment is interest-only at the rate of seven percent (7.0%) per annum, based upon a 360-day year for the actual number of days elapsed for the month through each payment due date; plus

          (2) Twenty-five percent (25%) of Net Cash Flow (as defined in the Indenture) remaining after payment of the interest amount calculated pursuant to subsection 5(c)(1) above.

     Borrower acknowledges and understands that subject to and pending issuance of a Supplemental Indenture and amendment of the Bonds and Loan Documents on the terms and conditions set forth in Section 6 hereof, the rate for the payment of Base Interest pursuant to the Indenture and Bonds is eight percent (8.0%) per annum based upon a 360-day year for the actual number of days elapsed, the minimum monthly interest payments calculated in accordance with this Section 5 (the "Minimum Pay Rates") will or may be less than the Base Interest required to be paid under the Indenture and Bonds, the failure to pay the full amount of Base Interest constitutes an Event of Default under the Indenture and Loan Documents, and all Base Interest which remains unpaid from time to time, together with interest thereon as provided in the Indenture, shall accrue and be paid as provided in the Indenture and Bonds.

     (c) Notwithstanding anything herein to the contrary, for purposes of this Agreement any Event of Default resulting from Borrower's failure to pay Base Interest in excess of the Minimum Pay Rates, in connection with Base Interest due and payable for the period commencing November 16, 1996 and continuing through the last day of the Forbearance Period, shall be termed a "Deferred Default" subject to Summit's agreement to forbear from exercising its rights and remedies, as set forth in Section 3 hereof.

     (d) It is a further condition of this Agreement that:

          (1) all  operating  expenses  of   the  Project  (as  defined  in  the
          Indenture), other than the payment of Base Interest, are paid when due;

          (2) all deposits to the  Replacement  Reserve Fund required by Section
          6.05 of the Indenture and Section 2.3(g) of the Loan Agreement, are paid when due; and

          (3) all deposits to the Tax and Insurance Escrow established pursuant to Section 2.4.5 of the Mortgage are paid when due.

6. Summit's Consent to Issuance of a Supplemental Indenture and Amendment of the Loan Documents.

     During the Forbearance Period, Summit agrees to consent to the issuance of a Supplemental Indenture by and between the Agency and the Trustee, restructuring of the Bonds, and certain proposed amendments to the Loan Documents (and other related loan documents as appropriate) incorporating the following terms and conditions:

     (a) Base Interest on the Bonds from January 16, 1997 through the remainder of the Second Period (as defined in the Indenture), established pursuant to
Section 3.06(b)(2) of the Indenture, shall be 7.0% per annum.

     (b) All provisions requiring or related to the payment of Primary Contingent Interest (as defined in the Indenture) will be deleted effective January 16, 1997.

     (C) The interest rate applicable to the payment of "Maximum Supplemental Contingent Interest" (as defined in the Indenture) will be reduced to 5% effective January 16, 1997.

     (d) Summit will waive and forgive any Base Interest, Primary Deferred Interest and Supplemental Deferred Interest (as defined in the Indenture) accrued and unpaid through January 15, 1997.

     (e) Summit will waive and forgive any Construction Period Deferred and Contingent Interest (as defined in the Indenture) accrued and unpaid through January 15, 1997.

     (f) Summit's option to elect Mandatory Redemption of the Bonds prior to maturity pursuant to Section 4.01(h) of the Indenture shall be extended to a date no earlier than the first day of November, 2006.

     (g) Borrower's option to elect Optional Redemption of the Bonds prior to maturity pursuant to Section 4.03 of the Indenture shall be restricted to a date no earlier than March 1, 1999, at a Redemption Price equal to 100% of the principal amount of the Bonds to be redeemed.

     (h) The Maturity Date (as defined in the Indenture) of the Bonds shall be extended to April 1, 2017.

     (i) The "Cost Basis" applicable to the calculation of Net Sale or Refinancing Proceeds (as defined in the Indenture) shall be established as $9,950,000 as of the Closing Date.

     (j) The Trustee will be replaced by First Tennessee Bank National Association pursuant to Article VIII of the Indenture.

     (k) The Issuer, Trustee and Borrower may enter into such other revisions, modifications and amendments as may be consented to in writing by Summit.

     The proposed Supplemental Indenture, Bonds, and amended Loan Documents, together with all required legal opinions and such other materials or information as may be necessary, shall be prepared by or at the direction of Borrower, with the consent and assistance of Summit where appropriate, for submission to the Issuer and Trustee in accordance with the Indenture and Loan Documents.


7. Effect and Construction of Agreement.

          Except as expressly provided herein, the Indenture and Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

     (a) impair the validity, perfection or priority of any lien or security interest securing the Note;

     (b) waive or impair any rights, powers or remedies of Summit under the Indenture or Loan Documents (as the same may be amended as provided herein) upon termination of the Forbearance Period, with respect to the Designated Default, the Deferred Defaults or otherwise; or

     (c) constitute an agreement by Summit or require Summit to extend the Forbearance Period or grant additional forbearance periods, or extend the time for payment of any of Borrower's obligations.


8. Covenants of Borrower.

     Unless Summit otherwise consents in writing, Borrower covenants and agrees that during the Forbearance Period it will:

     (a) Comply with all covenants and obligations of Borrower under the Indenture and Loan Documents, provided that Borrower shall not be required to cure the Designated Default or Deferred Defaults during the Forbearance Period;

     (b) comply with all covenants and obligations of Borrower under this Agreement; and

     (C) use its best efforts to accomplish the Bond Restructuring on or before June 15,1997.


9. Defaults and Remedies.

     Upon the occurrence of a Forbearance Termination Event under subsections 2(b)(1), (3), (4) or (5) above, Summit shall have the right to terminate and rescind this Agreement, at Summit's sole option, in which event the parties hereto shall be restored to their respective former positions and rights under the Indenture, Bonds and Loan Documents, and Summit shall have the further right to exercise and enforce any rights or remedies available thereunder.

     Upon the occurrence of the Bond Restructuring described in subsection 2(b)(2) above, this Agreement shall terminate in accordance with its terms, and the parties hereto shall continue and be subject to the terms and conditions of the Supplemental Indenture, Bonds, and Loan Documents, as issued and amended pursuant to the Bond Restructuring.


10. Non-Waiver of Other Events of Default.

     Summit's forbearance of the enforcement of any or all of its remedies pursuant to the Remedies Provisions in connection with any uncured Designated Default or Deferred Default is expressly limited to the provisions, terms and conditions set forth in this Agreement, and, in accordance with the Indenture, Bonds, and Loan Documents, no such forbearance shall extend to any other Event of Default or impair any right consequent thereto.


11. Miscellaneous.

     (a) Further Assurance. Borrower and Summit agree to execute such other and further documents and instruments as either party may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests Heated by the Loan Documents and Indenture.

     (b) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

     (c) Integration. This Agreement, together with the Indenture and Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by any employee or agent of Summit, except for the agreements of Summit set forth herein.

     (d) Severability. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     (e) Determination of Taxability. The various provisions, terms and conditions of this Agreement are intended merely to supplement, and not to effect any revision, modification or amendment to the provisions, terms, and conditions of the Bonds, Indenture and Loan Documents except as expressly set forth herein. If any provision, term or condition of this Agreement requires any action, or the forbearance thereof, which could or will result in a Determination of Taxability (as defined in the Indenture), then such provision, term or condition shall be rescinded, void and of no further force or effect, and shall be deemed severable from the remaining provisions, terms and conditions, and in no way shall effect the validity of the other provisions of this Agreement.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Tennessee, without regard to the choice of law principles of such state.

     (g) Counterparts: Telecopied signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     (h) Notices. Any notices with respect to this Agreement shall be given in the manner provided for in Section 11.8 of the Loan Agreement.

     (i) Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written

SUMMIT TAX EXEMPT L.P. II,
a Delaware Limited Partnership

By: Related Tax Exempt Associates II, Inc.
    a General Partner


    By:/s/ J. Michael Fried
       -----------------------------
       Name
       Title


CEDAR POINTE PROPERTIES, LTD.,
a Georgia Limited Partnership


    By:/s/  Asbury D. Snow, Jr.
       ----------------------------
       Asbury D. Snow, Jr.
       General Partner

                          CONSENT OF WHITNEY CEDAR LLC


     Whitney Cedar, LLC, ("WC"), a Tennessee limited liability company, as the prospective Managing General Partner of Cedar Pointe Properties, Ltd. ("CPP") pursuant to the Purchase Agreement between CPP and WC referred to in the foregoing Forbearance Agreement, hereby consents to the terms of the Forbearance Agreement and to the execution thereof by Asbury D. Snow, Jr. on behalf of CPP.


WHITNEY CEDAR, LLC
a Tennessee limited liability company



By: /s/ Thomas Granville
   -----------------------------
   Thomas Granville,
   Chief Manager

                                CONSENT OF ISSUER


     The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, as the Issuer referred to in the preceding Forbearance Agreement, hereby consents to the terms of this Forbearance Agreement.


                                             THE INDUSTRIAL DEVELOPMENT
                                             BOARD OF THE METROPOLITAN
                                             GOVERNMENT OF NASHVILLE AND
                                             DAVIDSON COUNTY

                                             By: /s/ Wm. E. McDonald
                                                 ------------------------------
                                                  Chairman


(seal)

Attest:


/s/ Nettie Scalf
----------------------------
Assistant Secretary

                                    EXHIBIT A

                             CEDAR POINTE APARTMENTS

          Repairs                                   $150,000
          Partial lnterest 9/16-11/15/1996           104,765
          Legal                                       40,000
          Real Estate Tax Escrow Account             104,000
          Payables                                    51,235
                                                      ------
          Total                                     $450,000

                                    EXHIBIT B

                           NORMAN TANDY AND ASSOCIATES
          550 FAIRWAY DRIVE, SUITE 101, DEERFIELD BEACH, FLORIDA 33441
                              PHONE (305) 426-8936
                            TELECOPIER (305) 426-5578

                                                               December 30, 1996

Bruce Brown
Related Capital Corp.
625 Madison Avenue
New York, NY 10022

                                                     Re: Cedar Pointe Apartments

Dear Bruce:

     I am enclosing a color chart for a Solid Wood Stain by Martin Senour Paints which I sent to Jeff Isaacs of LEDC.

     I am also enclosing photographs that I took during my inspection of the site on December 17, 1996, at which time I met with Jeff concerning those items on his Cedar Pointe Needed Improvement list.


     The following are my observations:

     1. The gate arms need to be replaced, and the cost of new cards for the residents. There is an intercom from the entry gate to the tenants which should be checked for proper operation before investing the funds for new gates and cards. This will control access to the site, however the arms are always subject to breakage, and maintenance problems.

     2. Clubhouse refurbishing is a management call.

     3. Landscaping - This is to freshen up the landscaping at the entrance, around the clubhouse and mulching the shrub beds around the site. A list of what will be included should be made.

     4. Asphalt repair - The area between buildings No. 8 & 11 needs repairs, and I believe that this can be done for less than the $5,000 shown on the list.


               CONSTRUCTION CONSULTANTS, MANAGEMENT, INSPECTIONS

                                EXHIBIT B-PAGE 2


     5. Signs - An itemized price should be firmed up with a painter for this item.

     6. Fitness Center - The ceiling panels in the Fitness Center needs to be replaced.

     7. Exterior Paint - The use of a Solid Stain should reduce the cost of this item. Perhaps the choice of the stain color should be decided now.

     8. Swimming Pool Fence - The repair to this item could be done in house by maintenance.

     9. Pool Replastering - A firm price from several contractors should be replaced. There are several different materials that can be used for this work.

     10. Carpet Replacement -The carpeting can be replaced as the apartments in question are leased.

                                                               Very Truly Yours,



                                                                 Herman Hochberg
                                                       Norman Tandy & Associates



               CONSTRUCTION CONSULTANTS, MANAGEMENT, INSPECTIONS

                                       2



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



                                EXHIBIT B-PAGE 3


                                  CEDAR POINTE
                               Needed Improvements


     1. Entrance Gates - $3,500
        Replace existing gate arms and purchase cards for residents.

     2. Clubhouse - $4,500
        The interior of the clubhouse needs to be redecorated (paint, carpet, etc.) in order to compete in the submarket.

     3. Landscaping - $7,500
        The entrance needs to be dressed up and the entire property needs to be mulched.

     4. Asphalt Repair - $5,000
        Repairs need to be made throughout the complex.

     5. Signage - $2,500
        All signs need to be repainted and/or replaced.

     6. Fitness Center - $3,500
        The room needs redecorating and equipment repaired.

     7. Exterior Paint and Wood Repair - $85,000
        This was the lowest bid received by Sanbury.

     8. Swimming Pool Fence - $3,500
        Fence needs to be reanchored in retaining wall.

     9. Pool Replastering - $10,000
        The Board of Health will not issue a 1997 permit if this is not completed.

     10. Carpet Replacement - $25,000
         This will be used to replace carpet in approximately twenty-five units.




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


                                EXHIBIT B -PAGE 4

                           NORMAN TANDY AND ASSOCIATES
          550 FAIRWAY DRIVE, SUITE 101, DEERFIELD BEACH, FLORIDA 33441
                              PHONE (305) 426-8936
                            TELECOPIER (305) 426-8936

                                                               December 26, 1996

Mr. Jeff Isaacs
LEDC Management Group
111 Westwood Place Suite # 107
Brentwood, Tenn. 37027

                                                     Re: Cedar Pointe Apartments

Dear Jeff:

     I am enclosing a color chart for a Solid Color Wood Stain by Martin Senour Paints. Please have American Coatings, Inc. submit a bid to do the exterior paint proposal for Cedar Pointe using two coats of Solid Stain instead of paint. The cleaning and preparation of surfaces as shown on the rear of the brochure, and the cleaning outlined in American's bid appears to be similar.

     The repairs to the wood, caulking, and painting of the metal doors, breezeway ceilings, signage etc. will remain the same.

     Please call me when you receive this letter so that we can discuss it.

                                                               Very Truly Yours,



                                                                 Herman Hochberg
                                                       Norman Tandy & Associates


C.C. Bruce Brown



               CONSTRUCTION CONSULTANTS, MANAGEMENT, INSPECTIONS




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